Exhibit 4.1   Specimen Stock Certificate of Common Stock



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         NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
           INCORPORATED UNDER THE LAWS OF THE STATE OF
                              Utah


         Number                                              Shares
       ---------                                           ---------
      |         |       Broadcast International, Inc.     |         |
       ---------                                           ---------
          AUTHORIZED COMMON STOCK: 40,000,000 SHARES * PAR VALUE $.05


      THIS CERTIFICATES THAT    <INSERT RECORD HOLDER HERE>

      Is The Record Holder Of   <INSERT NUMBER OF SHARES HERE>

       Shares of BROADCAST INTERNATIONAL, INC. Common Stock

      transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signature of the duly authorized officers.

      Dated: <INSERT DATE HERE>

        /s/ Rodney M. Tiede
      _______________________________________
                                    PRESIDENT
                                                        <Corporate seal
        /s/ Reed L. Benson                               of Broadcast
      _______________________________________            International
                                    SECRETARY            appears here>


                                         COUNTERSIGNED AND REGISTERED
                                           /s/
                                         __________________________________
                                         COUNTERSIGNED
                                         Transfer Agent-authorized signature

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